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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ArQule, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARQULE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        Our 2003 Annual Meeting of Stockholders will be held at The Museum of Science, Science Park, Boston, Massachusetts 02114 at 9:00 a.m. on May 21, 2003 for the following purposes:

  1.
  To elect three directors to the Company's Board of Directors to hold office for a term of three years or until their respective successors are elected and qualified;

  2.
  To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of our common stock that may be issued under the plan by 300,000 shares from 720,000 to 1,020,000 shares;

  3.
  To approve amendments to our Amended and Restated 1996 Director Stock Option Plan to: (i) increase the number of shares of our common stock underlying options to purchase shares automatically granted to a director upon his or her initial election to our Board of Directors from 7,500 shares to 10,000 shares; and (ii) increase the number of shares of our common stock underlying options to purchase shares automatically granted to directors upon their continuation on our Board immediately after each annual meeting from 3,500 shares to 5,000 shares; and

  4.
  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Only our stockholders of record at the close of business on April 3, 2003 will be entitled to notice of and to vote at the meeting or any adjournment. A list of these stockholders will be available for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at our offices.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALSO, YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

By order of the Board of Directors of ArQule, Inc.,
J. David Jacobs, Vice President, General Counsel & Secretary

Dated: April 14, 2003

ARQULE, INC.

19 Presidential Way
Woburn, Massachusetts 01801-5140
Telephone: (781) 994-0300

Proxy Statement

General Information

        Our board of directors is soliciting your proxy with the enclosed proxy card for use at our 2003 Annual Meeting of Stockholders to be held at The Museum of Science, Science Park, Boston, Massachusetts, 02114 at 9:00 a.m. on Wednesday, May 21, 2003 and at any adjournments of the meeting (the "meeting" or "Annual Meeting"). This proxy statement and accompanying proxy card are first being sent or given to our stockholders on or about April 14, 2003.

        The principal business expected to be transacted at the meeting, as more fully described in the Notice of Annual Meeting and below, will be the election of directors and the amendments of our Amended and Restated 1996 Employee Stock Purchase Plan and Amended and Restated 1996 Director Stock Option Plan.

        The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary at the address stated above a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

        We will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by our officers and employees in person or by telephone.

        Only stockholders of record at the close of business on April 3, 2003 will be entitled to vote at the meeting. On that date, we had outstanding 23,330,280 shares of common stock, $0.01 par value, each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of our common stock will constitute a quorum necessary for the transaction of business at the meeting. You may submit your proxy in writing, electronically or by telephone according to the instructions on the enclosed proxy card. If you submit a proxy without directions as to votes on the matters to be considered at the Annual Meeting, the proxy will be voted "FOR" the election of the nominees listed below and "FOR" proposals 2 and 3. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers have not received instructions from the beneficial owners on how to vote on these proposals and do not have the authority to vote on the proposals absent such instructions.

ELECTION OF DIRECTORS

        Our by-laws provide that the number of directors is fixed by the Board but shall not be less than one. Currently, the number of directors is fixed at eight, divided into three classes as nearly equal in number as possible. At the meeting, three directors will be elected to hold office for three years or until their respective successors are elected and qualified.

        Timothy C. Barabe, Ariel Elia and Stephen A. Hill, M.D., all of whom are presently serving as directors, have been nominated for re-election by our board of directors. Unless the enclosed proxy withholds authority to vote for any of the nominees, the shares represented by such proxy will be voted for their election as directors. Each of the nominees has consented to being nominated and to serve if elected. If any nominee is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the board of directors.

Vote Required

        A plurality of the votes cast by the stockholders present and entitled to vote at the meeting is required for election of each of the nominees. Broker non-votes and votes withheld will have no effect on the outcome of the election.

        The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

Name and Age	Business Experience and Other Directorships	Director Since	Present Term Expires
Timothy C. Barabe* Age: 50
	Timothy C. Barabe has been a director since November 2001. Mr. Barabe has been employed by Novartis AG, one of the world's largest pharmaceutical companies, since April 1982 in various capacities. From 1993 through January 2002, Mr. Barabe was the Chief Financial Officer of CIBA Vision Corp., a subsidiary of Novartis. Since February 2002, Mr. Barabe has been Group Vice President and President, Specialty Lenses of CIBA Vision. Beginning in May 2003, Mr. Barabe will be the Chief Financial Officer of Biochemie GmbH, the generic pharmaceutical subsidiary of Novartis. Since June 1998, Mr. Barabe has served as a director of BioCure, Inc., a majority-owned subsidiary of Novartis. Mr. Barabe is a Trustee and Treasurer of Fernbank Natural History Museum. Mr. Barabe received his B.B.A. degree from the University of Massachusetts (Amherst) and his M.B.A. degree from the University of Chicago.	2001	2003

Ariel Elia* Age: 68
	Ariel Elia has been a director since September 2000, and was named Chairman of the Board in March 2001. Since 1999, Mr. Elia has served as Chairman of the European Advisory Board of E.Med Securities, a private, U.S.-based company providing investment banking services to emerging growth companies in the life sciences industry. Mr. Elia has been a director of Altamir S.A., a French venture capital company, since 1995 and a director of Yissum, the research and development company of the Hebrew University of Jerusalem in Israel, since 1999. Mr. Elia also serves as a Governor of both the Ben Gurion University (since 1992) and the Hebrew University of Jerusalem (since 1998), in Israel. Prior to his current positions, Mr. Elia was the Chief Executive Officer of Jouveinal Laboratories, a privately held, French pharmaceutical company. Mr. Elia also spent 17 years with Merck & Co., serving both in Europe and in the U.S., most recently as Senior Vice President, International Division. Before joining Merck & Co., Mr. Elia spent 12 years with American Home Products Corporation, serving as President of the International Household Products Division prior to his departure. Mr. Elia graduated from Victoria College in Alexandria, Egypt with an Oxford and Cambridge degree as a Bachelor of Arts. His honors include Knight of the Order of the Crown in Belgium, and Doctor of Philosophy Honoris Causa of Ben Gurion University, Israel.	2000	2003

Dr. Stephen A. Hill* Age: 45
	Stephen A. Hill, B.M., B.Ch., M.A., F.R.C.S. has served as our President, CEO and director since April 1999. Prior to his employment with us, from 1997, Dr. Hill was the Head of Global Drug Development at F. Hoffmann-La Roche Ltd. He joined Roche in 1989 as Medical Adviser to Roche Products in the United Kingdom. He held several senior positions there, including that of Medical Director, with responsibility for clinical trials of compounds across a broad range of therapeutic areas, including those of CNS, HIV, cardiovascular, metabolic, and oncology products. Dr. Hill also served as Head of International Drug Regulatory Affairs at Roche headquarters in Basel, Switzerland, where he led the global regulatory submissions for seven major new chemical entities. He also was a member of Roche's Portfolio Management, Research, Development and Pharmaceutical Division Executive Boards. Prior to joining Roche, Dr. Hill served for seven years with the National Health Service in the United Kingdom, in General and Orthopedic Surgery. Dr. Hill is a Fellow of the Royal College of Surgeons of England, and holds his scientific and medical degrees from St. Catherine's College at Oxford University. He serves on the board of directors of Akceli Inc.	1999	2003

*
Nominee for election as director.

Name and Age	Business Experience and Other Directorships	Director Since	Present Term Expires
Laura Avakian Age: 57
	Laura Avakian has been a director since March 2000. Since 1999, Ms. Avakian has been Vice President for Human Resources for the Massachusetts Institute of Technology, where she directs all human resource programs and oversees the institution's Medical Department. Prior to joining MIT, she was Senior Vice President, Human Resources, for Beth Israel Deaconess Medical Center and for its parent corporation CareGroup (1996-1999). She previously served as President of the American Society for Healthcare Human Resources Administration, and received the distinguished service award, literature award and chapter leadership award from that society. She received the 1996 Award for Professional Excellence in Human Resources Management from the Society for Human Resource Management. She has also served as editor of the Yearbook of Healthcare Management and authored numerous chapters and articles on human resources management. Ms. Avakian received her BA degree from the University of Missouri at Columbia and her MA degree from Northwestern University.	2000	2004
Werner Cautreels, Ph.D. Age: 50	Werner Cautreels, Ph.D. has been a director since September 1999. Since May 1998, Dr. Cautreels has been the Global Head of Research and Development of Solvay Pharmaceuticals. Prior to that, Dr. Cautreels was employed by Nycomed Amersham Ltd., Sterling Winthrop, and Sanofi in a variety of positions in Research and Development. Dr. Cautreels received his Ph.D. in Chemistry from University of Antwerp, Belgium.	1999	2004

Tuan Ha-Ngoc Age: 50
	Tuan Ha-Ngoc has been a director since March 2000. He is the President and CEO of GenPath Pharmaceuticals, Inc., a biopharmaceutical company. He has 26 years of worldwide experience in the healthcare industry, primarily in the biotechnology sector but also in the pharmaceutical, medical devices, and Information Technology areas. From 1999 to 2002, he was co-founder, President and CEO of deNovis, Inc., an enterprise-scale software development company for the automation of healthcare administrative functions. From 1998 to 1999, he served as Corporate Vice President, Strategic Development for American Home Products Corporation. From 1984 to 1998, he was at Genetics Institute, Inc., as its Executive Vice President responsible for Corporate Development, Commercial Operations, European and Japanese Operations. From 1976 to 1984, he was in various marketing and business positions at Baxter Healthcare, Inc. Mr. Ha-Ngoc received his MBA degree from INSEAD and his Master's degree in Pharmacy at the University of Paris, France. He serves on the Board of Fellows, Harvard School of Dental Medicine, and on the Boards of Directors of Phylos, Inc. and the International Institute of Boston.	2000	2004
Michael Rosenblatt, M.D. Age: 55
	Michael Rosenblatt, M.D. has been a director since April 1998. He currently serves as the George R. Minot Professor of Medicine at Harvard Medical School. From 1999-2001, he was President of Beth Israel Deaconess Medical Center. From 1996-1999, he was the executive director of the Carl J. Shapiro Institute for Education and Research at Harvard Medical School and Beth Israel Deaconess Medical Center and the Harvard faculty dean for academic programs at the Beth Israel Deaconess Medical Center. From 1992-1998, Dr. Rosenblatt served as the Robert H. Ebert Professor of Molecular Medicine at the Harvard Medical School, Chief of the Division of Bone and Mineral Metabolism at Beth Israel Hospital, and the director of the Harvard MIT Division of Health Sciences and Technology. Prior to 1992, Dr. Rosenblatt was the Senior Vice President for Research at Merck Research Laboratories, a pharmaceutical company. Dr. Rosenblatt also serves as a director of several privately held companies.	1998	2005

Patrick J. Zenner Age: 56
	Patrick J. Zenner joined ArQule's Board in 2002. A 32-year veteran of the pharmaceutical industry, Patrick Zenner retired in 2001 from the position of president and chief executive officer of Hoffmann-La Roche Inc., North America. Hoffmann-La Roche Inc., (Roche), based in Nutley, N.J., is the prescription drug unit of the Roche Group, a leading research-based health care enterprise that ranks among the world's leaders in pharmaceuticals, diagnostics and vitamins. Long active in industry, academic and civic affairs, Mr. Zenner is immediate past chairman of the HealthCare Institute of New Jersey and served on the Boards of Directors and Executive Committees of the Pharmaceutical Research & Manufacturers of America (PhRMA) and the Biotechnology Industry Organization (BIO). In addition, Mr. Zenner has been a member of numerous associations, including the American Foundation for Pharmaceutical Education, the Health Care Leadership Council and the National Committee for Quality Health Care. Mr. Zenner is currently on the Boards of Trustees of Creighton University and Fairleigh Dickinson University. In addition, Mr. Zenner has recently been elected to the Boards of Directors of CuraGen Corporation, Dendrite International, Praecis Pharmaceuticals Inc., Geron Corporation, Genta Inc., First Horizon Pharmaceutical Corporation, Xoma Ltd., West Pharmaceutical Services Exact Sciences, Inc. and Gryphon Therapeutics.	2002	2005

Committees of the Board

        Our board of directors has a standing audit committee (the "Audit Committee"), compensation and nominating committee (the "Compensation and Nominating Committee") and science committee (the "Science Committee").

        In 2002, the Compensation Committee, later redesignated the Compensation and Nominating Committee, initially consisted of Dr. L. Patrick Gage, Dr. Cautreels and Ms. Avakian. Dr. Gage resigned as a director effective January 4, 2002. In September 2002, Ariel Elia was appointed to the Compensation Committee. Ms. Avakian served as Chair of the Compensation Committee during the year. The Compensation Committee acts for the board of directors with respect to our compensation practices and their implementation. It sets and implements the compensation of our officers and administers the Amended and Restated 1994 Equity Incentive Plan and the Amended and Restated 1996 Employee Stock Purchase Plan. The Compensation Committee met six times in 2002.

        In January 2003, the Compensation Committee assumed the additional duties described below and was redesignated as the Compensation and Nominating Committee. In addition to its responsibilities regarding compensation, the Compensation and Nominating Committee is responsible for governance and nomination matters including, but not limited to, (a) developing a succession plan for our Chief Executive Officer, (b) the annual performance appraisal of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel, (c) the annual performance appraisal of our board and its members, and (d) the identification and process of selection of new members of our board of directors, as such need arises.

        The Committee has not established any procedures for stockholder submission to the Committee of nominees for election to the board of directors. However, our bylaws permit any stockholder entitled to vote for the election of directors to nominate directors. A stockholder wishing to nominate a director candidate must deliver or mail written notice of such nomination to the Chairman of the Board, the President or the Secretary of the Company at our principal executive offices. If the election is to be held at the annual meeting of stockholders, notice must be received at least 75 days before the anniversary date of the prior year's meeting, assuming there was an annual meeting in the prior year and the date of the current year's annual meeting is not more than 30 days before or after the anniversary date of the prior year's meeting. Otherwise, notice must be received at least 45 days before the date of the current year's annual meeting or a special meeting, if at least 60 days' notice or prior public disclosure of the date of the current year's annual meeting or the special meeting is provided. If neither of the previous two sentences applies, notice must be received at least 15 days after the date on which notice of the date of the current year's annual meeting or the special meeting was mailed or public disclosure was made of such meeting date. The notice must include the stockholder's name and address and the class and number of shares of securities beneficially owned by such stockholder, and each nominee's: (i) name, age, business address and home address; (ii) principal occupation or employment; (iii) beneficial ownership of Company securities, including class and the number of shares of stock; and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

        In January 2003, the board of directors adopted a revised written charter for the Compensation and Nominating Committee reflecting its changed responsibilities. A copy of the charter is attached to this Proxy Statement as Appendix A.

        In 2002, the Audit Committee initially consisted of Mr. Ha-Ngoc, Dr. Rosenblatt and Mr. Barabe. Upon the appointment of Mr. Zenner to the board of directors in September 2002, Mr. Zenner replaced Dr. Rosenblatt on the Audit Committee. During 2001 and 2002, the principal purpose of the Audit Committee was to assist the board of directors in overseeing management's performance of internal financial and accounting functions and controls and its reporting of financial results. Its primary functions were to recommend independent auditors to the board of directors, review the results of the annual audit and the auditors' reports, and review the adequacy of our financial controls and procedures. Mr. Barabe served as Chair of the Audit Committee during the year.

        In January 2003, the board expanded the scope of the Audit Committee's duties. The principal purpose of the Audit Committee now is direct oversight of the integrity of the Company's financial reporting process. In particular, the Audit Committee will monitor (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements and (c) the qualifications, independence and performance of the Company's independent auditors and of its internal audit function, if any.

        The Company's independent auditors are ultimately accountable to the Audit Committee in its capacity as a committee of the board. The Audit Committee has sole authority and responsibility to select, hire, oversee, evaluate, approve the compensation of, and, where appropriate, replace the Company's independent auditors.

        In January 2003, the board of directors adopted a revised written charter for the Audit Committee reflecting its changed responsibilities, a copy of which is attached as Appendix B to this Proxy Statement. Each member of the Audit Committee, both during 2002 and currently, was and is independent as defined by Rule 4200(a)(14) of the National Association of Security Dealers listing standards. The Audit Committee met six times in 2002.

        In September 2002, the board of directors established the Science Committee. The Science Committee consists of Drs. Cautreels and Rosenblatt. Dr. Rosenblatt has served as Chair of the Science Committee since its inception. The Science Committee is responsible for reviewing the scientific direction of the Company. In particular, the Committee will play a central role in deciding the manner by which the Company will become a drug discovery organization (whether by acquisition, merger, internal growth or a combination of those methods). The Committee will also be available to management to review data relating to new scientific directions for the Company or other science related matters and to perform such other services as may be assigned by the board of directors.

        In January 2003, the board of directors adopted a written charter for the Science Committee reflecting its responsibilities, a copy of which is attached as Appendix C to this Proxy Statement.

Attendance at Meetings

        The board of directors held eight meetings during 2002, and each director attended at least 75% of all meetings of the board and of all committees of the board on which he or she served.

Director Compensation

        Our cash and equity compensation to our directors (please see also our proposal to amend our Amended and Restated 1996 Director Stock Option Plan) is intended to attract and retain qualified individuals and increase the proprietary interest of our directors in our performance and growth. We compared the level of compensation of our directors to that of companies that we consider our peers. Using compensation surveys and other data available to us, management concluded that we needed to increase total compensation in order to compete with similar biotechnology companies for qualified director candidates. Acting on management's recommendation, our board of directors unanimously voted to increase director compensation to more closely match current market conditions.

        During 2002, each non-employee director was paid $2,000 for each board meeting the director attended, except for Mr. Elia, who received $6,000 for each board meeting he attended (and $9,000 for each two-day board meeting) for his services as Chairman. In addition, all non-employee directors were eligible to participate in the Amended and Restated 1996 Director Stock Option Plan.

        In March 2003, our board of directors approved increases in our directors' cash and equity compensation. Beginning with the Annual Meeting, each of our non-employee directors who is serving as a director prior to and immediately following any annual meeting of stockholders will receive a $10,000 annual retainer. Beginning with the meeting of the board of directors following the Annual Meeting, each non-employee director will receive $2,000 for each meeting of our board of directors that the director attends, except that directors are not and will not be paid for more than one board or single committee meeting held on the same day and are paid their fee for each day for a meeting that lasts more than one day.

        In addition to the base compensation for directors described in the immediately preceding paragraph, the Chairman of the Board will also receive a $15,000 annual retainer and $1,000 for each board meeting attended. The Chair of the Audit Committee will also receive an additional $10,000 annual retainer and $1,000 for each Board meeting attended. The Chairs of the Compensation and Nominating Committee and the Science Committee will each also receive an additional $10,000 annual retainer.

        Beginning in May 2002, Dr. Rosenblatt has a consulting contract with us under which he is paid an annual retainer of $42,000. This retainer will be renewed in May 2003, at an annual rate of $22,000.

        The Director Stock Option Plan, as currently in effect, provides that each non-employee director who is serving as a director prior to and immediately following any annual meeting of stockholders (whether or not the director is being re-elected) receives an automatic grant of an option to purchase 3,500 shares of our common stock. This option is fully exercisable on the date of grant. In addition, upon his or her initial election to the board, each non-employee director receives an automatic grant of an option to purchase 7,500 shares of common stock. This option becomes exercisable with respect to 2,500 shares on the date of the next annual meeting of stockholders and each of the next two annual meetings of stockholders, as long as the director remains in office. The options have a term of ten years and an exercise price equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day before the date of grant. The Director Stock Option Plan currently authorizes the grant of stock options to purchase up to a maximum of 290,500 shares of common stock (subject to adjustments for stock splits and similar capital changes).

        As described in more detail in the section of this Proxy Statement captioned "PROPOSAL TO APPROVE AMENDMENT TO OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN," our board of directors has authorized, subject to stockholder approval, an increase in the number shares of common stock for which options may be granted under the Director Stock Option Plan.

STOCK PERFORMANCE GRAPH

        The following graph shows the cumulative total stockholder return on our common stock over the period from December 31, 1997 to December 31, 2002, as compared with that of the Nasdaq Stock Market Index (U. S. Companies) and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on December 31, 1997. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ARQULE, INC.,
NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX
AND NASDAQ PHARMACEUTICALS INDEX

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
ArQule, Inc.	100.00	21.53	44.69	139.51	74.11	13.30
Nasdaq Market (U.S. Companies) Index	100.00	140.99	261.48	157.42	124.89	86.34
Nasdaq Pharmaceuticals Index	100.00	126.94	239.342	298.55	254.43	164.38

COMPENSATION AND NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation and Nominating Committee Report set forth below describes the compensation policies applicable to our executive officers, including Stephen A. Hill, M.D., our Chief Executive Officer, during 2002.

        Overall Policy.    ArQule's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and a specific compensation plan that tie a portion of executive compensation to ArQule's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of each executive's compensation is closely tied to the performance of ArQule's stock. The objectives of this strategy, as implemented in the Company's compensation plan, are to attract and retain the best possible executive talent, to motivate the Company's executives to achieve the goals inherent in our business strategy, to link executive and stockholder interests through equity-based plans and, finally, to provide a compensation package that recognizes individual contributions as well as corporate technical and financial performance.

        The Compensation and Nominating Committee determines the compensation of all corporate officers, including the Chief Executive Officer and the three other current executive officers of the Company named in the Summary Compensation Table, in a manner consistent with the Company's objectives. The Committee considers the views of our Chief Executive Officer and reviews a number of compensation surveys to ensure that the Company's compensation is competitive for purposes of recruiting and retaining key management.

        The key elements of ArQule's executive compensation consist of base salary, performance-based bonuses and stock options. The Committee's program with respect to each of these elements, including the basis for the compensation awarded to Dr. Hill in 2002, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded to the individual, including insurance and other employee benefits.

        Base Salaries.    Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the individual's experience. In making determinations regarding base salaries, the Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

        Annual salary adjustments are determined by evaluating ArQule's financial performance and the performance of aspects of the business under the control of the particular executive officer. Where appropriate, the Committee also considers non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. No particular weight is given to any of these non-financial factors.

        The base salary for 2002 for each of the executive officers, including Dr. Hill, was based on the Committee's assessment of performance of the individual as well as a review of compensation paid to persons holding comparable positions in other biotechnology companies. Dr. Hill was paid $400,000 in base salary during 2002. This base salary reflected the Committee's subjective assessment of Dr. Hill's performance as Chief Executive Officer of the Company, regional salary competition in the biotechnology sector based on generally available information, and achievement of objectives set by the board of directors. In setting Dr. Hill's base salary, the Committee did not assign weight to any particular factor.

        Performance-based Bonuses.    The Committee believes that a significant part of overall cash compensation for senior executives should be "at risk," i.e., contingent on successful implementation of the Company's strategy. Individuals with the greatest influence on Company-wide performance should have the largest amount of cash benefits at risk. Cash bonuses represent a percentage of fixed salary. In determining company-wide bonuses, the Committee considers the Company's and management's performance during the past year by assessing a series of corporate objectives in a variety of areas, including financial, human resources, and drug discovery. The determination as to the Company's achievement of such objectives reflects a combination of objective and subjective factors. The Committee's assessment of whether the corporate objectives are achieved in a particular year has the greatest impact, however, on the bonuses of our executive officers, with the bonuses of the most senior persons in the Company being the most affected by the achievement or non-achievement of the goals. In determining the target percentage for the bonus of a particular executive, the Committee also considers salary survey data and level of strategic contribution to the Company's performance. The determination of individual bonus payments is determined after consideration of each executive's individual performance and that of the Company as a whole, as discussed above, generally on a calendar-year basis. Based on these factors, the Committee awarded the bonuses reported in the summary compensation table.

        Stock Options.    The Company grants stock options to executive officers under the Amended and Restated 1994 Equity Incentive Plan. Stock options are generally granted with an exercise price equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day before the date of grant and become exercisable over various periods of time, normally four years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and increased. Accordingly, stock option grants align the interests of executive officers and employees with those of stockholders. In determining the amount of these grants, the Committee evaluates the executive's job level and responsibilities in prior years and to be assumed in the upcoming year, and also takes into account the size of the officer's past awards. After consideration of all of these factors, Dr. Hill was awarded an option in January 2003 for 60,000 shares for his efforts in 2002.

        Deduction for Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. The Compensation Committee is monitoring the effects of the Company's compensation programs with regard to Code Section 162(m). To date, the Company has not suffered a loss of compensation deduction as a result of the $1,000,000 limitation. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria critical to the Company's success, even where the compensation paid under such programs may not be deductible.

        Conclusion.    As described above, a very significant portion of ArQule's executive compensation is linked directly to individual and corporate performance and stock appreciation. We intend to continue the policy of linking executive compensation to ArQule's performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                      By the Compensation Committee,

                      Laura Avakian, Chair
                      Werner Cautreels
                      Ariel Elia

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation paid to or earned by our Chief Executive Officer and our other most highly-paid executive officers whose salary and bonus exceeded $100,000 during 2002. We refer to these persons as the "named executive officers."

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus(1)		Other Annual Compensation ($)		Securities Underlying Options (#)(2)
Dr. Stephen A Hill President and Chief Executive Officer	2002 2001 2000	$ $ $	398,462 376,526 328,462	$ $ $	0 100,000 140,000	$15,098	(3)	40,000 80,000 40,000
Dr. Andrew Uprichard(4) Vice President and Chief Operating Officer	2002		$122,692		$25,000			135,000
Philippe Bey, Ph.D. Senior Vice President of Research and Development and Chief Scientific Officer	2002 2001 2000	$ $ $	241,079 262,495 245,686	$ $	64,200 84,000	$68,693	(5)	25,000 22,500 20,000
David C. Hastings, CPA Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	183,985 173,346 121,224	$ $ $	14,000 32,000 47,000	$31,667	(6)	15,000 45,000 60,000
J. David Jacobs, Esq.(7) Vice President, Legal, General Counsel and Secretary	2002 2001	$ $	216,000 121,219	$ $	8,000 0	$117,063	(8)	7,500 46,000

(1)
These amounts were earned for the year indicated and paid in the following year, except for Dr. Uprichard whose 2002 bonus was paid in 2002.

(2)
These options were granted in the year indicated.

(3)
This amount consists of reimbursement of relocation expenses incurred by Dr. Hill during the fiscal year ended December 31, 2000 in connection with joining ArQule.

(4)
Dr. Uprichard commenced employment with the Company as Vice President and Chief Operating Officer in July 2002.

(5)
This amount consists of reimbursement of relocation and temporary living expenses incurred by Dr. Bey during the fiscal year ended December 31, 2000 in connection with joining ArQule.

(6)
This amount consists of reimbursement of relocation expenses incurred by Mr. Hastings during the fiscal year ended December 31, 2000 in connection with joining ArQule in February 2000.

(7)
Mr. Jacobs commenced employment with the Company as Vice President, Legal, General Counsel and Secretary in June 2001.

(8)
This amount consists of reimbursement of relocation expenses incurred by Mr. Jacobs during the fiscal year ended December 31, 2001 in connection with joining ArQule.

Stock Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding options granted by the Company during the fiscal year ended December 31, 2002 to the named executive officers:

							Potential realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted (#)(1)
			Percent of Total Options Granted Employees in Fiscal Year
				Exercise or Base Price ($/Share)		Expiration Date
							5%($)	10%($)
Dr. Stephen A. Hill	40,000	(3)	3.96%	$13.62	(4)	1/25/2012	$342,622	$868,271
Dr. Andrew Uprichard	135,000	(5)	13.35%	6.95	(4)	7/22/2012	$590,060	$1,495,329
Philippe Bey, Ph.D.	25,000	(3)	2.47%	$13.62	(4)	1/25/2012	$214,139	$542,669
David C. Hastings, CPA	15,000	(3)	1.48%	$13.62	(4)	1/25/2012	$128,483	$325,602
J. David Jacobs	7,500	(3)	0.74%	13.62	(4)	1/25/2012	$64,242	$162,801

(1)
These amounts represent stock option awards made in 2002 in respect of Company performance and management's achievement of specific goals in 2001, except for Dr. Uprichard, whose option grant was in respect of commencing employment in 2002.

(2)
The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock.

(3)
These options were granted under our Amended and Restated 1994 Equity Incentive Plan and become exercisable as to 25% of the shares on each of January 25, 2003, 2004, 2005 and 2006.

(4)
The exercise price of these options is equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day prior to the date the options were granted.

(5)
These options were granted under our Amended and Restated 1994 Equity Incentive Plan and become exercisable as to 25% of the shares on each of July 22, 2003, 2004, 2005 and 2006.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 2002. None of the named executives exercised stock options during 2002.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End
			Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
	Exercisable
		Unexercisable	Exercisable	Unexercisable
Dr. Stephen A. Hill	280,000	200,000	—	—
Dr. Andrew Uprichard	—	135,000	—	—
Philippe Bey, Ph.D.	237,500	—
David C. Hastings, CPA	41,250	78,750	—	—
J. David Jacobs	11,500	53,500	—	—

(1)
Based on the difference between the exercise price of options and the closing price of the underlying shares of common stock on December 31, 2002 as reported by the Nasdaq National Market ($3.05).

        The following table sets forth summary information concerning our equity compensation plans in effect as of the end of fiscal 2002 that provide for the grant to employees of options to purchase our common stock.

			(c)
	(a)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflecting in column (a))
		(b)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights
Plan category		Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders	3,755,317	$10.44	2,416,570
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,755,317	$10.44	2,416,570

EXECUTIVE EMPLOYMENT AGREEMENTS

        We currently have employment agreements with Dr. Hill, Dr. Uprichard and Mr. Jacobs.

        Effective December 1998, as amended January 1999, we entered into an employment agreement with Dr. Hill to serve as our President and Chief Executive Officer, at an initial annual base salary of $300,000. Pursuant to the employment agreement, Dr. Hill was granted options, which vest over four years, to acquire 320,000 shares of our common stock at $4.625 per share. The agreement provides for continued employment of Dr. Hill until terminated by either party. If Dr. Hill is terminated without cause, as defined in the agreement, we will be required to make a one-time payment to him equal to his annual base salary and to continue to provide him with insurance and certain other benefits for one year.

        Effective August 1999, we entered into an employment agreement with Dr. Bey to serve as our Senior Vice President of Research and Development and Chief Scientific Officer, at an initial annual base salary of $240,000. The agreement provided for continued employment of Dr. Bey until terminated by either party. The vesting of all of Dr. Bey's options was accelerated in October 2002. Dr. Bey left the Company in December 2002 and received a severance package on the same basis as the other employees affected by the Company's reduction in force.

        In June 2001, we entered into an employment agreement with Mr. Jacobs to serve as our Vice President, Legal and General Counsel, at an initial annual base salary of $216,000. Pursuant to the employment agreement, Mr. Jacobs was granted options, which vest over four years, to acquire 46,000 shares of our common stock at $16.89 per share. The agreement also provides the payment of an annual bonus. The agreement provides for continued employment of Mr. Jacobs until terminated by either party. If Mr. Jacobs is terminated without cause within one year of a change in control, both as defined in the agreement, we will be required to make a payment to him equal to one-half of his annual base salary and to continue to provide him with insurance and certain other benefits for six months.

        In May 2002, we entered into an employment agreement with Dr. Uprichard to serve as our Vice President and Chief Operating Officer, at an initial annual base salary of $290,000. Pursuant to the employment agreement, Dr. Uprichard was granted options, which vest over four years, to acquire 135,000 shares of our common stock at $6.95 per share. The agreement also provides that we pay (i) a signing bonus of $25,000 to Dr. Uprichard in his first year of employment and (ii) an annual bonus thereafter with a target of 20% of Dr. Uprichard's base salary. The agreement provides for employment at will until terminated by us, provided that if Dr. Uprichard is terminated without cause or there is a change in control of the Company resulting in the scope of his responsibilities being substantially reduced, Dr. Uprichard is entitled to receive his base salary and benefits for a period of one year.

REPORT OF THE AUDIT COMMITTEE

        In the course of its oversight of our financial reporting process, the Audit Committee of the board of directors has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31 2002, (ii) discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the auditors' provision of non-audit services is compatible with maintaining their independence.

        Based on the foregoing review and discussions, the Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                      By the Audit Committee,

                      Timothy Barabe, Chair
                      Tuan Ha-Ngoc
                      Patrick Zenner

PROPOSAL TO APPROVE AMENDMENT TO OUR 1996 EMPLOYEE STOCK PURCHASE PLAN

General

        We are soliciting approval of an amendment to Amended and Restated 1996 Employee Stock Purchase Plan, referred to as the Purchase Plan, to increase the number of shares available for issuance upon exercise of rights granted under the Purchase Plan. The following summary of the material terms of the Purchase Plan, as amended, is qualified by reference to the full text of the Purchase Plan (attached as Appendix D). You may also obtain a copy by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: David C. Hastings, Chief Financial Officer. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Purchase Plan.

        The Purchase Plan provides our full-time employees the opportunity to purchase shares of the Company's common stock by automatic payroll deduction or other means on favorable terms. The Purchase Plan helps us attract and retain top quality personnel, motivates them to acquire an equity stake in ArQule and provides an incentive for them to achieve long-range performance goals.

        On March 14, 2003, our board of directors voted to amend and restate the Purchase Plan, subject to stockholder approval, to increase the aggregate number of shares of common stock subject to purchase under the plan by 300,000 shares to 1,020,000 shares (subject to adjustment for stock splits and similar capital changes).

        Without giving effect to the increase authorized by the board of directors on March 14, 2003, an aggregate of 720,000 shares of common stock has been reserved for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. We last increased the number of shares of common stock reserved for issuance under the Purchase Plan in May 2002. As of April 3, 2003, 271 employees were eligible to participate in the Purchase Plan and 531,916 shares had been purchased under the Purchase Plan. The closing price of our common stock on April 3, 2003, as reported by the Nasdaq National Market, was $2.96.

Administration and Eligibility

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Our board of directors, at its discretion, grants rights to purchase shares of common stock under the Purchase Plan. The board of directors determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased. All of our full-time employees, defined as employees who work at least 20 hours a week and have been employed with us for at least five months, are eligible to participate in the Purchase Plan.

        Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in an offering, unless the board of directors determines a higher price, is 85% of the lower of the fair market value of common stock on the first day of an offering period or the date the shares are purchased. The purchase price may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Compensation Committee.

        In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of common stock in the offering is granted, the employee would own 5% or more of the voting stock or value of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the common stock at the time the right to purchase the common stock is granted) through the Purchase

Plan in any calendar year. In addition, each employee's purchases in any calendar year cannot exceed 15% of the employee's annual rate of compensation.

        The Purchase Plan may be amended or terminated at any time by the board of directors, subject to any necessary approval by stockholders. In particular, any Purchase Plan amendment that would increase the number of shares offered under the Purchase Plan requires stockholder approval.

Federal Income Tax Consequences Relating to the Purchase Plan

        The following discussion briefly summarizes certain federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based upon particular circumstances. Moreover, statutory provisions are technical and subject to change, as are their interpretations, and their application may vary in individual circumstances.

        A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received by the participant. No other income with respect to the shares purchased will be recognized until disposition of the shares acquired or the participant's death. The tax consequences upon disposition generally depend on the period that the purchased shares are held prior to disposition.

        In order to qualify for favorable tax treatment, except in the case of the participant's death as discussed below, a participant must hold the shares purchased under the Purchase Plan for more than two years from the offering commencement date and more than one year after the actual purchase date of the shares. Then, upon sale or other disposition of the shares, the participant will be treated as having received an amount of taxable compensation income equal to the lesser of (i) the amount, if any, by which the fair market value of such shares at the commencement of the offering exceeds the actual purchase price the participant pays for such shares and (ii) the amount by which the fair market value of such shares at the time of disposition exceeds the actual purchase price paid by the participant. No deduction will be allowed to the Company for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed holding period to dispose of such shares, upon disposition. However, if the participant does not wait the prescribed period to dispose of such shares, he or she will be treated as having received taxable compensation income upon disposition equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount. In both cases, any difference over or under the participant's tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon disposition of the shares) will be treated as a capital gain or loss.

        If a participant dies at any time while owning shares purchased under the Purchase Plan, the excess of the fair market value of such shares at the commencement of the offering period over the aggregate purchase price for such shares (or, if less, the excess of the fair market value of such shares on the date of death over the aggregate purchase price paid for such shares) is recognized by the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.

Amendment to Purchase Plan

        The board of directors has voted, subject to approval of the stockholders, to increase the number of shares available for issuance upon exercise of rights granted under the Purchase Plan by 300,000 shares to an aggregate of 1,020,000 shares (subject to adjustment for stock splits and similar capital changes).

        The amendment is intended to ensure that a sufficient number of shares of common stock is available to be issued to participants in the Purchase Plan in the future.

        The Compensation Committee determines, in its discretion, the frequency and duration of offerings under the Purchase Plan, while the number of shares purchased is generally determined by both the number of rights to purchase shares granted by the board of directors, the number of participants and the number of shares the participants wish to purchase. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2003. The Company believes that the proposed amendment to the Purchase Plan would not have affected the number of rights to purchase common stock that were granted under the Purchase Plan in 2002. However, if the amendment is not approved the total amount of shares available for issuance upon exercise of rights granted in 2003 may be curtailed.

Vote Required

        The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal is necessary for approval of the amendment to the Purchase Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted "FOR" the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL TO APPROVE AMENDMENT TO OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN

General

        We are soliciting approval of amendments to our Amended and Restated 1996 Director Stock Option Plan, referred to as the Director Plan, to (i) increase the number of shares of our common stock underlying options to purchase shares that are automatically granted to a director upon his or her initial election to our board of directors from 7,500 shares to 10,000 shares and (ii) to increase the number of shares of our common stock underlying options to purchase shares automatically granted to directors upon their re-election or continuation on our board immediately after each of our annual meetings from 3,500 shares of common stock to 5,000 shares of common stock.

        The following summary of the material terms of the Director Plan is qualified by reference to the full text of the Director Plan (attached as Appendix E). You may also obtain a copy by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: David C. Hastings, Chief Financial Officer. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Director Plan.

        The purpose of the Director Plan is to attract and retain qualified non-employee directors to serve on our board of directors and to encourage stock ownership of our common stock by those directors so as to provide additional incentives to promote our success. As noted above in the discussion of increases in directors' fees, we compared the level of cash and equity compensation of our directors to that of companies that we consider our peers. Using compensation surveys and other data available to us, management concluded that we needed to increase total director compensation in order to compete with similar biotechnology companies for qualified individuals to serve as directors.

        Acting on management's recommendation, on March 14, 2003 our board of directors voted to amend and restate our Director Plan, subject to stockholder approval, to increase the number of shares of common stock for which an option to purchase shares may be granted to our directors upon their initial election (7,500 shares to 10,000 shares) and annually (3,500 shares to 5,000 shares) upon their continuation on our board after each annual meeting of stockholders, regardless of whether they were re-elected to the board at such meeting or their term automatically continued after such meeting.

        The Director Plan currently authorizes the grant of nonstatutory stock options for the purchase of a maximum of 290,500 shares of common stock, subject to adjustment for stock splits and similar capital changes, to eligible directors as defined below.

Administration and Eligibility

        All of our non-employee directors, currently seven directors, are eligible to participate in the Director Plan. Currently, pursuant to the Director Plan, an option to purchase 7,500 shares of common stock is automatically granted to each non-employee director at the time that he or she is first elected or appointed to the board of directors. This initial option becomes exercisable as to 2,500 shares on the date of each of the three annual meetings following the date of grant. If the proposed amendment is approved, the number of shares in the initial grant will increase by 2,500 from 7,500 to 10,000 shares and become exercisable as to 3,334 shares on the date of the Company's next annual meeting of stockholders following the date of grant and as to 3,333 shares on the date of each of the next two annual meetings of stockholders. Also currently, at each annual meeting of stockholders, each eligible director serving as a member of the board of directors prior to and immediately after such annual meeting is automatically granted an immediately exercisable option to purchase 3,500 shares of common stock (whether or not the director is a nominee for election at such annual meeting). If the proposed amendment is approved, the number of shares in the annual grant will increase by 1,500 from 3,500 to 5,000 shares. The exercise price of options granted under the Director Plan is the closing price of our common stock on the Nasdaq National Market on the trading date preceding the grant, and the term of each option granted under the Director Plan is ten years.

Federal Income Tax Consequences Relating to Director Plan Options

        General.    The following discussion briefly summarizes certain federal income tax aspects of nonstatutory options. The rules governing the tax treatment of nonstatutory options and the receipt of shares of common stock in connection with the exercise of such options are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

        Nonstatutory Stock Options.    A grantee generally is not required to recognize income on the grant of a nonstatutory stock option. Instead, ordinary income generally is required to be recognized on the date the nonstatutory stock option is exercised. In general, the amount of ordinary income required to be recognized in the case of a nonstatutory stock option is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price.

        Gain or Loss on Sale or Exchange of Director Plan Shares.    In general, gain or loss from the sale or exchange of shares granted under the Director Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

        Deductibility by Company.    In general, in the case of a nonstatutory stock option, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

        Parachute Payments.    Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. In the event that the vesting of nonstatutory stock options under the Director Plan is accelerated by a change in control of the Company, such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Approval of Amendment to our Amended and Restated 1996 Director Stock Option Plan

        The board of directors has voted, subject to stockholder approval, to amend our Amended and Restated 1996 Director Stock Option Plan to increase the number of shares of common stock for which an option to purchase shares may be granted to our directors upon election (7,500 shares to 10,000 shares) and annually (3,500 shares to 5,000 shares). Management believes that these increases are necessary in order to compete with similar biotechnology companies for qualified individuals to serve as directors.

Vote Required

        The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal is necessary to approve the proposed amendments to the Director Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted "FOR" the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        In 2002, the Compensation Committee initially consisted of Dr. Cautreels, Dr. Gage and Ms. Avakian. Dr. Gage resigned from the board of directors in January 2002. On September 9, 2002, Ariel Elia was appointed to the Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of ArQule.

        The Compensation Committee acts for the board of directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of our officers and administers the Amended and Restated 1994 Equity Incentive Plan and the Amended and Restated 1996 Employee Stock Purchase Plan. The Compensation Committee met six times in 2002.

        On March 5, 1998, Dr. Gage was appointed the President of Wyeth-Ayerst Research, a division of American Home Products Corporation, after the merger of American Home Products and Genetics Institute, Inc., of which Mr. Gage was President. We entered into a collaborative agreement with Wyeth-Ayerst in July 1997, pursuant to which Wyeth-Ayerst subscribed to our Mapping Array™ Program and committed to a minimum number of Directed Array™ Programs. Wyeth-Ayerst made a $2 million equity investment in ArQule in June 1998. The total value of this agreement was up to $26.2 million in committed payments. In addition, Wyeth-Ayerst agreed to pay us development milestones and royalties from the sales of products resulting from the collaboration. Dr. Gage resigned as a director in January 2002. By agreement with Wyeth Pharmaceutical, we did not renew this agreement and effective January 2002 this collaboration was ended (subject to the continuing milestone and royalty obligations).

        Dr. Cautreels has been the Global Head of Research and Development of Solvay Pharmaceuticals B.V. since May 1998 and has been one of our directors since September 1999. In November 1995, we entered into a five-year agreement with Solvay Duphar B.V., which was superseded by an amended and restated agreement with Solvay Pharmaceuticals B.V. in January 2001 extending the collaboration through December 31, 2003. We received a total of $18.1 million under the original agreement. Solvay is committed to make additional payments if we achieve certain development milestones and to pay royalties on sales of any drugs that result from the relationship. In connection with the original collaboration, an affiliate of Solvay, Physica B.V., made a $7 million equity investment in ArQule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Compensation Committee Interlocks and Insider Participation" above.

SHARE OWNERSHIP

        The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's common stock as of April 3, 2003 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our named executive officers, (iii) our directors and nominees for election as director, and (iv) all current executive officers and directors as a group.

	Shares Beneficially Owned (1)
5% Stockholders
	Number	Percent
Barclays Global Investors NA (2) 45 Fremont Street, 17th Floor San Francisco, CA 94105	1,091,109	5.11%
BV Partners L.P. (3) 227 West Monroe Street, Suite 4800 Chicago, Illinois 60606	2,423,423	11.31%
Dimensional Fund Advisors Inc. (4) 1299 Ocean Ave, 11th Floor Santa Monica, California 90401	1,076,649	5.04%
Orbimed Advisors LLC (5) 41 Madison Ave, 40th Floor New York, New York 10010	2,049,900	9.59%
Pfizer Inc. (6) 235 East 42nd Street New York, New York 10017-5755	2,628,517	11.39%
Directors and Executive Officers
Laura Avakian (7)	19,300	*
Timothy Barabe (8)	8,000	*
Werner Cautreels, Ph.D. (9)	18,000	*
Ariel Elia (10)	60,000	*
Tuan Ha-Ngoc (11)	18,000	*
Michael Rosenblatt, M.D. (12)	25,000	*
Patrick Zenner (13)	2,500	*
Philippe Bey, Ph.D. (14)	239,360	*
David C. Hastings, CPA (15)	71,250	*
Stephen A. Hill, M.D. (16)	404,800	*
J. David Jacobs (17)	13,763	*
Andrew Uprichard, M.D (18)	—	—
All current directors and executive officers as a group (11 persons) (19)	859,173	3.68%

*
Indicates less than 1%

(1)
The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of common stock issuable pursuant to the outstanding options that may be exercised within 60 days after April 3, 2003.

(2)
Based on a Schedule 13G filed by Barclays Global Investors NA on February 12, 2003. Percentage of ownership stated as of filing date.

(3)
These shares are beneficially owned by BV Partners L.P., based on the Statement of Changes in Beneficial Ownership on Form 4 filed by BV Partners L.P. with the SEC on March 11, 2003. BV

  Partners L.P. is the designated filer on behalf of itself, Biotechnology Value Fund, L.P., Biotechnology Value Fund II, BVF Investments L.L.C. and BVF Inc. Percentage of ownership stated as of filing date.

(4)
Based on a Schedule 13G filed with the SEC on February 7, 2003. Percentage of ownership stated as of filing date. Dimensional Fund Advisors Inc. ("Dimensional") possesses voting and/or investment power over the reported shares in its role as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). All shares listed in the table are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(5)
Based on a Schedule 13G/A filed by OrbiMed Advisors Inc., OrbiMed Advisors LLC and Samuel D. Isaly with the SEC on February 14, 2003, which indicated that the filing persons share voting and dispositive power over the indicated shares. Percentage of ownership stated as of filing date.

(6)
These shares were issued to Pfizer Holdings Europe, Latouche House, International Financial Services Centre, Dublin 1, Ireland, a subsidiary of Pfizer Inc. Percentage of ownership stated as of date of table.

(7)
Consists of (i) 1,300 shares of common stock, and (ii) 18,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003. Ms. Avakian and her husband share voting and dispositive power over 1,000 of the 1,300 shares of common stock.

(8)
Consists of (i) 2,000 shares of common stock, and (ii) 6,000 shares subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(9)
Consists solely of 18,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(10)
Consists of (i) 40,000 shares of common stock, and (ii) 20,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(11)
Consists solely of 18,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(12)
Consists solely of 25,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(13)
Consists solely of 2,500 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(14)
Consists of (i) 1,860 shares of common stock, and (ii) 237,500 of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(15)
Consists solely of 71,250 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(16)
Consists of (i) 4,800 shares of common stock, and (ii) 400,000 of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(17)
Consists of (i) 388 shares of common stock, and (ii) 13,375 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003.

(18)
Dr. Uprichard's outstanding options will not be exercisable within sixty (60) days of April 3, 2003.

(19)
Includes 855,625 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2003. See footnotes (7) through (18).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our executive officers and directors are required under Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

        Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during 2002 our executive officers and directors complied with all applicable Section 16(a) filing requirements.

INFORMATION CONCERNING AUDITORS

        The firm of PricewaterhouseCoopers LLP, independent accountants, has audited our accounts since our inception and will do so for 2003. The Audit Committee of our board of directors has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

        The fees for services provided by PricewaterhouseCoopers LLP to us in 2002 were as follows:

Audit Fees	$152,500
All Other Fees:
Audits of employee benefit plans	$33,299
Tax compliance and planning	$49,000
Other consultation services	$26,140

Sub-total of all other fees	$108,439

Financial Information Systems Design and Implementation	$0

Total fees	$260,939

STOCKHOLDER PROPOSALS

        Assuming our 2004 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 21, 2004, if you wish to bring business before or propose director nominations at the 2004 annual meeting of stockholders and have such proposal included in the proxy statement and card related to that meeting, you must give written notice to ArQule by December 14, 2003 (the date 120 days before the anniversary of the date the 2003 proxy statement was mailed to stockholders).

        If you intend to bring such a proposal at the 2004 annual meeting outside the SEC's shareholder proposal rules, you must provide written notice to ArQule of such proposal by March 7, 2004 (the date 75 days before the anniversary of the Annual Meeting).

        Notices of stockholder proposals and nominations should be sent in writing to David C. Hastings, Chief Financial Officer, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts, 01801.

OTHER MATTERS

        The board of directors does not know of any business to come before the meeting other than the matters described in the notice of meeting. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

        ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO DAVID C. HASTINGS, CHIEF FINANCIAL OFFICER, ARQULE, INC., 19 PRESIDENTIAL WAY, WOBURN, MASSACHUSETTS, 01801. IN ADDITION, OUR ANNUAL REPORT MAILED TO STOCKHOLDERS CONTAINS THE FULL TEXT OF OUR FILING ON FORM 10-K.

APPENDIX A

ARQULE, INC.

CHARTER OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE
BOARD OF DIRECTORS

January 2003

Purpose

        The purpose of this Committee is to provide advice and direction to the Board of Directors concerning the Company's compensation philosophy and policies, in general, and, in particular, compensation of directors and officers of the Company. It will advise the Board of Directors regarding succession planning for the Chief Executive Officer and nominations for additional or replacement directors. It will also periodically assess, or insure that the Board assesses, the Board as a body as well as individual members of the Board.

Responsibilities

        The Committee is responsible for reviewing and recommending an overall executive compensation strategy and a specific executive compensation plan. The objectives of the strategy and plan are to attract and retain the best possible executive talent, to motivate the Company's executives to achieve the goals inherent in its business strategy, to link executive and stockholder interests through equity- based plans and, to provide a compensation package that recognizes individual contributions as well as corporate scientific, technical and financial performance.

        The Committee will recommend on the appropriate mix of elements of executive compensation including base salary, performance-based bonuses and stock options while taking into account the full compensation package afforded to the individual, including insurance and other employee benefits. The Committee will also make recommendations concerning the appropriate linkage of executive compensation to individual and corporate performance and financial returns to stockholders.

        The Committee is also responsible for reviewing and making recommendations concerning an appropriate compensation structure for the Company's employees, including cash, benefits and equity compensation.

        In addition, the Committee is responsible for governance and nomination matters including but not limited to (a) developing a succession plan for the Chief Executive Officer, (b) the annual performance appraisal of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel of the Company, (c) the annual performance appraisal of the Board and its members, and (d) the identification and process of selection of new members of the Board of Directors, as such need arises.

Membership

        The Committee will comprise at least two non-employee members of the Board. The Chairman of the Board will nominate new members to the Committee from time to time, for ratification by the entire Board of Directors.

        The Vice President of Human Development of the Company will provide support to the Committee as needed and as requested. The Committee will work with the Vice President of Human Development to develop proposals for consideration of the Board of Directors.

A-1

Operations

        The Committee will determine the regularity and venue of its meetings. The Chairman of the Board of Directors will nominate the chairperson of the Committee, for ratification by the entire Board. The Committee's chairperson will determine the method by which decisions will be made by the Committee and under what circumstances (e.g., consensus, supermajority, majority).

Communications and Output

        Resolutions of the Committee will be captured in minutes which will be filed with the records of the Committees of the Board.

A-2

APPENDIX B

ARQULE, INC.

AUDIT COMMITTEE CHARTER

        This Charter was adopted at a meeting of the Board of Directors held on January 16, 2003. All of the provisions of this Charter became effective upon adoption. This Charter shall be reviewed as necessary for adequacy by the Board but no less frequently than annually.

I. Purpose

        The principal purpose of the Audit Committee is to oversee the integrity of the Company's financial reporting process. In particular, the Audit Committee will monitor (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements and (c) the qualifications, independence and performance of the Company's independent auditors and of its internal audit function, if any. The Audit Committee shall review and approve any report required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

        The Company's independent auditors are ultimately accountable to the Committee in its capacity as a committee of the Board. The Audit Committee shall have sole authority and responsibility to select, hire, oversee, evaluate, approve the compensation of, and, where appropriate, replace the Company's independent auditors.

        In discharging its oversight role, the Audit Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain and determine funding for, at the Company's expense, independent legal counsel, additional independent auditors or other experts for this purpose. The Company shall provide the Audit Committee with appropriate funding to perform its duties, including payment of the Company's independent auditors and any experts or advisors retained by the Committee.

II. Meetings

        The Audit Committee shall meet as often as it deems necessary or advisable, but not less frequently than quarterly. The Audit Committee will meet periodically with the Company's management and/or its independent auditors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend any meeting of the Audit Committee or to meet with any members of, or consultants to the Audit Committee.

III. Membership

        The Audit Committee shall be comprised of not fewer than three members of the Company's Board of Directors, each of whom shall meet the independence and other requirements of the Nasdaq National Stock Market, the Securities Exchange Act of 1934 (the "Exchange Act"), the rules and regulations of the Commission regarding Audit Committees, and the rules and regulations of any other relevant body, including those regarding independence and experience. All members of the Audit Committee shall be able to read and understand fundamental financial statements and at least one member of the Audit Committee shall be a financial expert as defined by the Commission and the rules of the Nasdaq National Stock Market.

IV. Key Functions and Responsibilities

        The following functions shall be the common recurring activities of the Audit Committee in carrying out its duties. The functions and responsibilities are set forth as a guide and may be varied from time to time by the Audit Committee or the Board as appropriate under the circumstances.

Financial Statement and Disclosure Matters

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

          1. Review and discuss with management and the Company's independent auditors the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

          2. Review and discuss with management and the Company's independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements.

          3. Discuss with management and the Company's independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, the quality and adequacy of the Company's internal controls and any special steps adopted in light of material deficiencies in such controls.

          4. Review and discuss quarterly, reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and (d) conformance with auditing standards.

          5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

          6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

          7. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for reports on Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

          8. Pre-approve all auditing services, including the annual audit plan, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company or for the Audit Committee or Board by its independent auditors.

          9. Discuss with the Company's independent auditors significant matters relating to the conduct of audits, including any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          10. Obtain from the Company's independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company, discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence, and take or recommend that the Board take appropriate action regarding the independence of the independent auditors.

          11. Obtain and review a report by the Company's independent auditors describing the firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any issues.

          12. Evaluate the qualifications, performance and independence of the Company's independent auditors, including considering whether the independent auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board at least once a year.

Compliance Oversight Responsibilities

          13. At the conclusion of each audit, obtain from the Company's independent auditors assurance that the firm is not required to report to the Company under Section 10A b. of the Exchange Act any illegal act.

          14. Approve or reject proposed affiliated party transactions.

          15. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          16. Discuss with management and the Company's independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

          17. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Other

          18. Report regularly to the Board.

          19. Perform any other activities consistent with this Charter, the Company's By-laws, market rules, and governing law and regulations, as the Audit Committee or the Board deems necessary or appropriate.

          20. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

          21. Discuss with management and the Board policies with respect to risk assessment and risk management.

V. Limitation of Audit Committee's Role

        The Audit Committee's role is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Company's independent auditors.

APPENDIX C

ARQULE, INC.

SCIENCE COMMITTEE CHARTER

January 2003

Purpose

        The purpose of this Committee is to provide advice and direction to the Board of Directors concerning strategic scientific decisions and associated matters related to the scientific functions of the Company.

Responsibilities

        The Committee is responsible for reviewing the scientific direction of the Company. In particular, the Committee will play a central role in deciding the manner by which the Company will become a drug discovery organization (whether by acquisition, merger, internal growth or a combination of those methods). The Committee will perform such other services as assigned by the Board of Directors. The Committee will also be available to management to review data relating to new scientific directions for the Company, or other science related matters.

        The Committee will not serve to review the day-to-day scientific issues related to the respective business units and technology platforms. Such issues will be handled by management.

Membership

        The Committee will comprise at least two non-employee members of the Board. The Chairman of the Board will nominate new members to the Committee from time to time, for ratification by the entire Board of Directors.

        The Chief Operating Officer of the Company will provide support as needed and as requested by the Committee. Similarly the Committee will assist the Chief Operating Officer as needed in scientific issues and in developing proposals for consideration of the Board of Directors.

Operations

        The Committee will determine the regularity and venue of its meetings. The Chairman of the Board of Directors will nominate the chairperson of the Committee, for ratification by the Board. The Committee's chairperson will determine the method by which decisions will be made by the Committee and under what circumstances (e.g., consensus, supermajority, majority).

Communications and Output

        Recommendations of the Science Committee will be captured in minutes which will be filed with the records of the Committee of the Board.

C-1

APPENDIX D

ARQULE, INC.

Amended and Restated 1996 Employee Stock Purchase Plan

1. Purpose.

        The purpose of this 1996 Employee Stock Purchase Plan (the "Plan") is to provide employees of ArQule, Inc. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Eligible Employees.

        Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees whose customary employment is:

          (a)  20 hours or more per week and

          (b)  more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

3. Offering Dates.

        From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

4. Prices.

        The price per share for each grant of rights hereunder shall be the lesser of:

          (a)  eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

          (b)  eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5. Exercise of Rights and Method of Payment.

          (a)  Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

          (b)  The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

          (c)  Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6. Term of Rights.

        The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

7. Shares Subject to the Plan.

        No more than one million, twenty thousand (1,020,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares, and the limit on such maximum number, which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8. Limitations on Grants.

          (a)  No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any "subsidiary corporation" or "parent corporation," both as defined in Section 424 of the Code, in respect of the Company, computed in accordance with Section 423(b)(3) of the Code.

          (b)  No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and of any "subsidiary corporation" or "parent corporation," both as defined in Section 424 of the Code, in respect of the Company, to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

          (c)  No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

9. Limit on Participation.

        Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, within the time limitations, and subject to limitations on the number of shares available for purchase by an individual employee and in the aggregate by all participating employees established by the Board of Directors, or committee thereof, when it authorizes the Offering.

10. Cancellation of Election to Participate.

        An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

11. Termination of Employment.

        Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest unless otherwise determined by the Board of Directors.

12. Employees' Rights as Shareholders.

        No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

13. Rights Not Transferable.

        Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14. Amendments to or Discontinuation of the Plan.

        The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

15. Effective Date and Approvals.

        This Plan became effective on August 14, 1996, the date it was adopted by the Board of Directors. The shareholders of the Company approved the Plan within twelve (12) months of the date of adoption.

        The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel with, all applicable federal and state securities and other laws.

16. Term of Plan.

        No rights shall be granted under the Plan after August 14, 2006.

17. Administration of the Plan.

        The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

The Board of Directors amended and restated this Plan on March 23, 2001.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 17, 2001.

The Board of Directors amended and restated this Plan on March 21, 2002.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

The Compensation Committee of the Board of Directors authorized amendment and restatement of this Plan on March 21, 2002 which changes were made effective as of February 14, 2003.
Because of the ministerial nature of the changes, the approval of the stockholders was not required.

The Board of Directors amended and restated this Plan on March 14, 2003.
The amendment and restatement has been submitted for approval by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.

APPENDIX E

ARQULE, INC.

Amended and Restated 1996 Director Stock Option Plan

        The purpose of this Amended and Restated 1996 Director Stock Option Plan (the "Plan") of ArQule, Inc. (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1. Administration of the Plan.

        Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2. Persons Eligible to Participate in the Plan.

        Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3. Shares Subject to the Plan.

        (a)  The aggregate number of shares of the Company's Common Stock which may be optioned under this Plan is 290,500 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)  In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

        (c)  In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

        (d)  Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4. Non-Statutory Stock Options.

        All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5. Form of Options.

        Options granted hereunder shall be in substantially the form of the attached EXHIBIT A or in such other form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6. Grant of Options and Option Terms.

        (a)    Automatic Grant of Options.    Upon the initial election of any person as a member of the Board who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise), such person shall automatically be granted (i) an option to purchase 10,000 shares of Common Stock (an "Initial Option"). In addition, at each annual meeting of stockholders, each eligible director serving as a member of the Board prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an Annual Option to purchase 5,000 shares of Common Stock ("Annual Option"; the Annual Option together with the Initial Option are sometimes collectively referred to as "Options"). No Options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

        (b)    Date of Grant.    The "Date of Grant" for Options granted under this Plan shall be the date of initial election as a director or the date of the annual stockholder meeting at which such Option was granted, as the case may be in accordance with Section 6(a).

        (c)    Option Price.    The option price for each Option granted under this Plan shall be the closing price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotations ("Nasdaq") National Market on the last trading day prior to Date of Grant.

        (d)    Term of Option.    The term of each Option granted under this Plan shall be ten years from the Date of Grant.

        (e)    Exercisability of Options.    (1) The Initial Options granted under this Plan shall become exercisable with respect to 3,334 shares on the date of the Company's next annual meeting of stockholders from the Date of Grant and with respect to 3,333 shares on the date of each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if, and only if, the Option holder is a member of the Board at the opening of business on that date. (2) The Annual Options granted under this Plan shall become exercisable with respect to all 5,000 shares on the Date of Grant.

        (f)    General Exercise Terms.    Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

        (g)    Method of Exercise and Payment.    Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full Option price for the shares of Common Stock as to which they are exercised. The Option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the Option price shall have been held by the person exercising the Option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the Option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

        (h)    Non-Transferability.    Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

7. Limitation of Rights.

        (a)    No Right to Continue as a Director.    Neither the Plan, nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Option holder as a director for any period of time or at any particular rate of compensation.

        (b)    No Stockholders' Rights for Options.    A director shall have no rights as a stockholder with respect to the shares covered by Options until the date the director exercises such Options and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

8. Amendment or Termination.

        The Board may amend or terminate this Plan at any time, provided that, to the extent necessary or desirable to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9. Stockholder Approval.

        The 1996 Director Stock Option Plan was approved by the stockholders of the Company by an affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote, at the Company's 1997 annual meeting of stockholders and any further amendments hereto shall be subject to stockholder approval to the extent (i) required by law, (ii) required by Nasdaq or stock exchange listing requirements, as determined by the Board of Directors, or (iii) as desirable, as determined by the Board of Directors, to comply with Rule 16b-3. In the event any approval is not obtained, all Options granted under this Plan after such further amendment shall be void and without effect.

10. Governing Law.

        This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

The Board of Directors amended and restated this Plan on March 16, 2000.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2000.

The Board of Directors amended and restated this Plan on March 21, 2002.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

The Board of Directors amended and restated this Plan on March 14, 2003.
The amendment and restatement has been submitted for approval by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.

[ARQULE LOGO]

ARQULE, INC. 19 PRESIDENTIAL WAY WOBURN, MA 01801	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to ArQule, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ARQULE	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETAIN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARQULE, INC.

The Board recommends a vote FOR Proposals 1, 2 and 3.

Vote On Director		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.
1.	Proposal to elect Ariel Elia, Timothy C. Barabe and Stephen A. Hill, M.D. as directors.	☐	☐	☐

Vote On Proposals
		For	Against	Abstain
2.
	Proposal to amend our Amended and Restated 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock that may be issued under the plan by 300,000 shares from 720,000 to 1,020,000 shares.	☐	☐	☐
3.
	Proposal to amend our Amended and Restated 1996 Director Stock Option Plan to increase the number of shares of common stock for which an option to purchase shares is automatically granted to our directors upon initial election or appointment (from 7,500 shares to 10,000 shares) and annually (from 3,500 shares to 5,000 shares).	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no specification is made, this proxy will be voted "FOR" all proposals. In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.
NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
ARQULE, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 21, 2003

The undersigned stockholder of ArQule, Inc. hereby appoints David C. Hastings and J. David Jacobs, and each of them acting singly, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ArQule, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Saving Time on May 21, 2003, at The Museum of Science, Science Park, Boston, MA 02114, and any adjournment or postponement thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

QuickLinks

ARQULE, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ARQULE, INC.
ELECTION OF DIRECTORS
STOCK PERFORMANCE GRAPH
COMPENSATION AND NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
EXECUTIVE EMPLOYMENT AGREEMENTS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TO APPROVE AMENDMENT TO OUR 1996 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL TO APPROVE AMENDMENT TO OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHARE OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INFORMATION CONCERNING AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
ARQULE, INC. CHARTER OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS January 2003
ARQULE, INC.
SCIENCE COMMITTEE CHARTER
ARQULE, INC. Amended and Restated 1996 Employee Stock Purchase Plan
ARQULE, INC.
Amended and Restated 1996 Director Stock Option Plan